INDEPENDENT AUDITORS' CONSENT



   We consent to the incorporation by reference in Registration Statement No. 33-27356 of Universal Foods Corporation on Form S-8 of our report dated March 15, 1995, appearing in the Annual Report on Form 11-K of Universal Foods Corporation Retirement Employee Stock Ownership Plan for the year ended September 30, 1994.



   DELOITTE & TOUCH LLP

   March 28, 1995
   Milwaukee, Wisconsin